Exhibit 99.1

TEL 713.627.7474 FAX 713.626.3650 5151 San Felipe, Suite 800 Houston, Texas 77056

FOR IMMEDIATE RELEASE

Investor Relations

Contact:	Robert Whitlow
Email:	robert.whitlow@tpcgrp.com
Phone:	713-627-7474

Contact:	Ruth Dreessen
Email:	ruth.dreessen@tpcgrp.com
Phone:	713-627-7474

Media Relations
Contact:	Sara Cronin
Email:	sara.cronin@tpcgrp.com
Phone:	713-627-7474

TPC GROUP LAUNCHES AMENDMENT AND EXTENSION OF CREDIT FACILITIES

Amendment and extension of credit facilities sought to increase range of options for use of tax refund of $39.8 million received by Company

HOUSTON (Thursday, March 18, 2010) – TPC Group Inc. (OTC:TXPI.PK) today reported that it has launched an effort to amend and extend its credit facilities – both the Term Loan Facility and Revolving Credit Facility. While the terms of the amended and extended credit facility agreements are subject to (i) negotiation between the Company and its lenders and (ii) final approval of the Company’s Board of Directors, the Company believes that amendment and extension of the credit facility agreements will maximize the flexibility of the Board of Directors to utilize the $39.8 million in cash received from the carry back of $124.3 million of its fiscal 2009 net operating losses. As previously reported, this refund was possible due to the extension of the net operating loss carry-back period provided as part of the Worker, Homeownership and Business Assistance Act of 2009 signed into law on November 6, 2009.

In connection with launching the amendment and extension of its credit facilities, the Company’s Board of Directors is currently considering various alternatives in an effort to deliver the greatest value to stockholders, which may include, among other things, a possible dividend, stock buyback, acquisitions, capital projects, or other return of capital to stockholders. Any use of these proceeds, including any distribution to stockholders, will be determined in the discretion of the Company’s Board of Directors based, in part, upon the terms of the amended and extended credit facility agreements that may be negotiated among the Company and its lenders.

“In just the past three months, the Company has registered with the Securities and Exchange Commission, has filed an application to list its common stock on a national securities exchange, and is now seeking to amend and extend the existing credit facilities,” said Charlie Shaver, the Company’s CEO and President. “We are committed to our ongoing efforts to increase stockholder value while driving these important first steps to facilitate overall liquidity for our investors.”

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. The Company sells its products and services into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of nearly 70 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s web site at http://www.tpcgrp.com.

Certain statements in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements relating to plans for credit facility amendments and a possible distribution to stockholders. Although TPC Group believes that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct. A number of factors could cause actual results to vary materially from those expressed or implied in any forward-looking statements, including risks and uncertainties such as general economic conditions, limitations on the Company’s access to capital, and the ability to amend the Company’s credit facilities on acceptable terms or at all. More information about the risks and uncertainties relating to TPC Group and the forward-looking statements are found in the Company’s SEC filings, including its Registration Statement on Form 10, as amended, which is available free of charge on the SEC’s website at http://www.sec.gov. TPC Group expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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